UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amendment") updates information disclosed in a Current Report on Form 8-K filed on June 20, 2011 (the "Original Form 8-K") relating to the Annual Meeting of Shareholders of Eagle Bulk Shipping Inc. (the "Company") held on June 17, 2011 (the "Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future advisory votes on executive compensation.

ITEM 5.07                      Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the Annual Meeting, an advisory vote was conducted on the frequency of future advisory votes to approve executive compensation.  A plurality of the votes cast were in favor of holding such advisory votes every three years.  The Company's Board of Directors considered the outcome of this advisory vote at a meeting held on August 1, 2011 and determined that the Company will hold an advisory vote on executive compensation every three years, as the Board of Directors had recommended in the proxy statement for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)

Dated: August 5, 2011	By: /s/ Alan S. Ginsberg Name: Alan S. Ginsberg Title: Chief Financial Officer

SK 25083 0001 1217906